                                                                  Exhibit T3B(1)




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                                     BYLAWS

                                       OF

                        LOEWEN GROUP INTERNATIONAL, INC.





















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                                TABLE OF CONTENTS


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
ARTICLE I             OFFICES....................................................................................1

         Section 1.01.         PRINCIPAL OFFICES.................................................................1

         Section 1.02.         OTHER OFFICES.....................................................................1

ARTICLE II            MEETINGS OF SHAREHOLDERS...................................................................1

         Section 2.01.         PLACE OF MEETINGS.................................................................1

         Section 2.02.         ANNUAL MEETING....................................................................1

         Section 2.03.         SPECIAL MEETING...................................................................1

         Section 2.04.         NOTICE OF SHAREHOLDERS' MEETINGS..................................................1

         Section 2.05.         MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE......................................1

         Section 2.06.         QUORUM............................................................................2

         Section 2.07.         ADJOURNED MEETING; NOTICE.........................................................2

         Section 2.08.         VOTING............................................................................2

         Section 2.09.         WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS................................2

         Section 2.10.         SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING...........................3

         Section 2.11.         RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING CONSENTS...................3

         Section 2.12.         PROXIES...........................................................................4

         Section 2.13.         INSPECTORS OF ELECTION............................................................4

         Section 2.14.         LIST OF SHAREHOLDERS ENTITLED TO VOTE.............................................5

ARTICLE III           DIRECTORS..................................................................................5

         Section 3.01.         POWERS............................................................................5

         Section 3.02.         NUMBER AND QUALIFICATION OF DIRECTORS.............................................6

         Section 3.03.         ELECTION AND TERM OF OFFICE OF DIRECTORS..........................................6

         Section 3.04.         VACANCIES.........................................................................6

         Section 3.05.         PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.......................................6

         Section 3.06.         ANNUAL MEETING....................................................................6

         Section 3.07.         OTHER REGULAR MEETINGS............................................................7

         Section 3.08.         SPECIAL MEETINGS..................................................................7

         Section 3.09.         QUORUM............................................................................7

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                                TABLE OF CONTENTS
                                   (continued)

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         Section 3.10.         WAIVER OF NOTICE..................................................................7

         Section 3.11.         ADJOURNMENT.......................................................................7

         Section 3.12.         NOTICE OF ADJOURNMENT.............................................................7

         Section 3.13.         ACTION WITHOUT MEETING............................................................7

         Section 3.14.         FEES AND COMPENSATION OF DIRECTORS................................................7

         Section 3.15.         COMMITTEES OF DIRECTORS...........................................................8

         Section 3.16.         MEETINGS AND ACTION OF COMMITTEES.................................................8

ARTICLE IV            OFFICERS...................................................................................9

         Section 4.01.         OFFICERS..........................................................................9

         Section 4.02.         ELECTION OF OFFICERS..............................................................9

         Section 4.03.         SUBORDINATE OFFICERS..............................................................9

         Section 4.04.         REMOVAL AND RESIGNATION OF OFFICERS...............................................9

         Section 4.05.         VACANCIES IN OFFICES..............................................................9

         Section 4.06.         CHAIRMAN OF THE BOARD.............................................................9

         Section 4.07.         PRESIDENT........................................................................10

         Section 4.08.         VICE PRESIDENTS..................................................................10

         Section 4.09.         SECRETARY........................................................................10

         Section 4.10.         CHIEF FINANCIAL OFFICER..........................................................10

ARTICLE V             MISCELLANEOUS.............................................................................11

         Section 5.01.         INDEMNITY........................................................................11

         Section 5.02.         INSPECTION OF BOOKS AND RECORDS BY SHAREHOLDERS..................................12

         Section 5.03.         INSPECTION OF BOOKS AND RECORDS BY DIRECTORS.....................................12

         Section 5.04.         CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS........................................12

         Section 5.05.         CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED................................12

         Section 5.06.         CERTIFICATES FOR SHARES..........................................................12

         Section 5.07.         LOST CERTIFICATES................................................................13

         Section 5.08.         REPRESENTATION OF SHARES OF OTHER CORPORATIONS...................................13
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                                TABLE OF CONTENTS
                                   (continued)

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         Section 5.09.         FISCAL YEAR......................................................................13

         Section 5.10.         CONSTRUCTION AND DEFINITIONS.....................................................13

ARTICLE VI            AMENDMENTS................................................................................13

         Section 6.01.         AMENDMENT BY SHAREHOLDERS........................................................13

         Section 6.02.         AMENDMENT BY DIRECTORS...........................................................14


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



                                     BYLAWS

                                       OF

                        LOEWEN GROUP INTERNATIONAL, INC.

                                   ARTICLE I

                                    OFFICES

         Section 1.01. PRINCIPAL OFFICES. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware.

         Section 1.02. OTHER OFFICES. The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.01. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

         Section 2.02. ANNUAL MEETING. The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting, directors shall be elected, and any other proper business may be transacted which is within the power of shareholders to transact.

         Section 2.03. SPECIAL MEETING. A special meeting of the shareholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by any committee of the board of directors which has been designated by the board of directors and whose power and authority includes the power to call such meetings.

         Section 2.04. NOTICE OF SHAREHOLDERS' MEETINGS. All notices of meetings of shareholders shall be sent or otherwise given to shareholders entitled to vote thereat in accordance with Section 2.05 not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and in the case of a special meeting, the general nature of the business to be transacted.

         Section 2.05. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given to shareholders entitled to vote thereat either personally or by first-class mail, or, other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice.



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         An affidavit of the mailing or other means of giving any notice of any shareholder's meeting may be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

         Section 2.06. QUORUM. The presence in person or by proxy of the holders of shares having a majority of the voting power of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         Section 2.07. ADJOURNED MEETING; NOTICE. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.06 hereof.

         When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.04 and 2.05. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

         Section 2.08. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section
2.11. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by written ballot. Any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. The affirmative vote of holders of shares having a majority of the voting power of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of Delaware or the certificate of incorporation of this corporation.

         Section 2.09. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if,




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either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice, consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person attends the meeting for the express purpose of objecting and objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included it that objection is expressly made at the meeting.

         Section 2.10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. All such consents shall be filed with the secretary of this corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

         If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 2.05 hereof.

         Section 2.11. RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING CONSENTS. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any chance, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor fewer than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such other action, and in this event only shareholders at the close of business on the record date are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the General Corporation Law of the State of Delaware.



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         If the board of directors does not so fix a record date:

         (a) The record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given; or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

         (c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         (d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 2.12. PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or as to any meeting by attendance at such meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy, unless otherwise provided in the proxy.

         A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

         Section 2.13. INSPECTORS OF ELECTION. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be




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

appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

                  These inspectors shall:

                  (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

                  (b) Receive votes, ballots, or consents;

                  (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

                  (d) Count and tabulate all votes or consents;

                  (e) Determine when the polls shall close;

                  (f) Determine the result; and

                  (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

         Section 2.14. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer in charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

                                  ARTICLE III

                                   DIRECTORS

         Section 3.01. POWERS. Subject to the provisions of the General Corporation Law of the State of Delaware and any limitations in the certificate of incorporation of this Corporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.



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         Section 3.02. NUMBER AND QUALIFICATION OF DIRECTORS. The number of directors of this corporation shall be three until changed by amendment to this bylaw adopted by the board of directors or the shareholders.

         Section 3.03. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified or until such director's earlier resignation or removal.

         Section 3.04. VACANCIES. Vacancies in the board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the remaining directors, though, less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

         Whenever the holders of any class or classes of stock or series thereof are entitled to elect one (1) or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Directors filling such vacancies shall hold office until the next election or until then successors shall be elected and qualified or until his earlier resignation or removal.

         Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

         No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         Section 3.05. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

         Section 3.06. ANNUAL MEETING. Immediately following each annual meeting of shareholders the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business.



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         Section 3.07. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors.

         Section 3.08. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or any committee of the board of directors, which has been designated by the board of directors and whose power and authority includes the power to call such meetings.

         Section 3.09. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business except to adjourn as provided in Section 3.11. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, except as may be otherwise specifically provided by law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.10. WAIVER OF NOTICE. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.

         Section 3.11. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         Section 3.12. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned.

         Section 3.13. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

         Section 3.14. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of



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

directors. This Section 3.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

         Section 3.15. COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors except, that in the event of the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to change to:

         (a) amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, fix the designation and any of the preferences or rights of such shares relating to dividends, redemptions, dissolution, any distribution of assets of the corporation, or the conversion into, or the exchange of such shares for shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of any series);

         (b) adopting an agreement of merger or consolidation;

         (c) recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets;

         (d) recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution; or

         (e) amending the bylaws of the corporation.

         If authorized in a resolution or resolutions of the board of directors, such committee shall have the power to declare a dividend, to authorize the issuance of stock, and to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

         Section 3.16. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 3.05 (place of meetings), 3.07 (regular meetings), 3.08 (special meetings and notice), 3.09 (quorum), 3.10 (waiver of notice), 3.11 (adjournment), 3.12 (notice of adjournment), and 3.13 (action without meeting) of these bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by



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

resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by .resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.01. OFFICERS. The officers of the corporation shall be a chairman of the board, a president, a vice-president, a chief financial officer, a secretary, and such other officers as may be appointed in accordance with the provisions of Section 4.03. Any number of offices may be held by the same person.

         Section 4.02. ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 4.03 or 4.05 hereof, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

         Section 4.03. SUBORDINATE OFFICERS. The board of directors may appoint, and may empower the chairman of the board to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

         Section 4.04. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign at anytime by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         Section 4.05. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

         Section 4.06. CHAIRMAN OF THE BOARD. The Chairman of the board shall be the chief executive officer of this corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of this corporation. He shall preside at all meetings of the shareholders and at all meetings of the board of directors He shall have the general powers and duties of management usually vested in the




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

office of chairman and chief executive officer, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

         Section 4.07. PRESIDENT. The President shall be the chief operating officer of the corporation and shall, subject to the authority of the chairman of the board, have general supervision of the operations of the corporation. In the absence of the chairman of the board, he shall preside at all meetings of the shareholders and at all meetings of the board of directors and shall perform the duties of the chairman of the board, and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman of the board. He shall have such other powers and duties as may be prescribed by the board of directors or the bylaws or the chairman of the board.

         Section 4.08. VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws, or the chairman of the board.

         Section 4.09. SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

         The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws or the chairman of the board.

         Section 4.10. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of this corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the bylaws or the chairman of the board.

                                   ARTICLE V

                                 MISCELLANEOUS

         Section 5.01. INDEMNITY.

         (a) The corporation shall have the full authority which may now exist or which may hereafter be granted by the General Corporation Law of the State of Delaware to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, including the full authority to advance funds for the payment of expenses on such terms as the board of directors deems appropriate, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         (b) The indemnification and advancement of expenses provided by this
Section 5.01 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         (c) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's



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

status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this section 5.01.

         (d) As used in this Section 5.01, "corporation" shall include the resulting corporation and any constituent corporation absorbed in a consolidation or merger with the corporation which, if its separate existence had continued, would have had power to indemnify its directors, officers, employees or agent.

         Section 5.02. INSPECTION OF BOOKS AND RECORDS BY SHAREHOLDERS. Any shareholder of record may, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

         Section 5.03. INSPECTION OF BOOKS AND RECORDS BY DIRECTORS. Every director shall have the right at any reasonable time to inspect all books, records, and documents of the corporation for a purpose reasonably related to his position as a director. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

         Section 5.04. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

         Section 5.05. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         Section 5.06. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or vice president and by the chief financial officer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

         Section 5.07. LOST CERTIFICATES. Except as provided in this Section 5.07, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

         Section 5.08. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

         Section 5.09. FISCAL YEAR. The fiscal year of this corporation shall begin on January 1 and end on December 31 of each year.

         Section 5.10. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                   ARTICLE VI

                                   AMENDMENTS

         Section 6.01. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the voting power of the outstanding shares entitled to vote thereon.



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

         Section 6.02. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 6.01 hereof, to adopt, amend, or repeal bylaws, bylaws may be adopted, amended or repealed by the board of directors.



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